Exhibit 99

MHR CAPITAL PARTNERS MASTER ACCOUNT LP

By: MHR Advisors LLC, its General Partner

By: /s/ Hal Goldstein
       Name: Hal Goldstein
       Title: Vice President

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHR ADVISORS LLC

By: /s/ Hal Goldstein
       Name: Hal Goldstein
       Title: Vice President

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHR INSTITUTIONAL PARTNERS II LP

By: MHR Institutional Advisors II LLC, its General Partner

By: /s/ Hal Goldstein
       Name: Hal Goldstein
       Title: Vice President

MHR INSTITUTIONAL PARTNERS IIA LP

By: MHR Institutional Advisors II LLC, its General Partner

By: /s/ Hal Goldstein
       Name: Hal Goldstein
       Title: Vice President

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHR INSTITUTIONAL ADVISORS II LLC

By: /s/ Hal Goldstein
       Name: Hal Goldstein
       Title: Vice President

Address:	40 West 57th Street, 24th Floor
New York, NY 10019

MHR FUND MANAGEMENT LLC

By: /s/ Hal Goldstein
       Name: Hal Goldstein
       Title: Managing Principal

Address:	40 West 57th Street, 24th Floor
New York, NY 10019